Exhibit 15.2

// DRA Projects (PTY) LTD

Building 33, Woodlands Office Park, 20 Woodlands Drive, Woodlands, Sandton, 2080 / South Africa

PO Box 3567, Rivonia, Gauteng, 2128 / South Africa

T + 27 11 202 8600 / E info@draglobal.com / W draglobal.com

2024/05/15

I consent to the use of my name, or any quotation from, or summarization of, the technical report summaries entitled “Bilboes Gold Project Technical Report Summary“ with effective date December 31, 2023 and issued on May 15, 2024 prepared by us, and included or incorporated by reference in:

(i)

the Annual Report on Form 20-F for the period ended December 31, 2023 (the “20-F”) of Cale- donia Mining Corporation Plc being filed with the United States Securities and Exchange Com- mission, and any amendments or supplements thereto; and

(ii)	the Company’s Form F Registration Statement (File No. 333-255500), and any amendments or supplements thereto.

I further consent to the filing of the technical report summaries as exhibits to the 20-F.

Tertius van Niekerk
Senior Vice President Mining

Date: May 15, 2024

Reg. No.: 2014/119088/07